Exhibit 99.1

Clean Earth and Alternus Energy Announce Shareholder Approval of Business Combination

NEW YORK & DUBLIN, 5 December 2023 - Clean Earth Acquisition Corp. (Nasdaq: CLIN) (“Clean Earth” or the “Company”), a publicly traded special purpose acquisition company and Transatlantic clean energy independent power producer Alternus Energy Group Plc, a public limited company incorporated under the laws of Ireland, (OSE: ALT, “Alternus” or the “Company”), announced today that at a special meeting (the “Special Meeting”) held on December 4, 2023, the Company’s shareholders voted to approve the previously announced business combination between the Company and Alternus (the “Business Combination”) as well as other proposals related to the Business Combination as described in the definitive proxy statement/prospectus filed by the Company with the SEC on November 14, 2023 (the “Proxy Statement/Prospectus”). The Company plans to file the results of the Special Meeting on a Form 8-K with the Securities and Exchange Commission today.

On October 12, 2022, Clean Earth entered into a definitive business combination agreement (as amended on April 12, 2023) with Alternus and Clean Earth Acquisitions Sponsor LLC, which, upon stockholder approval, will result in Alternus becoming a publicly traded company. Upon closing of the transaction, which is expected to occur shortly after the Special Meeting and subject to the terms of the business combination agreement, Clean Earth will be renamed “Alternus Clean Energy Inc.” An application for listing on the Nasdaq Global Market of the combined company’s common stock and warrants under the new ticker symbols “ALCE” and ”ALCEW,” respectively, is expected to be effective upon consummation of the Business Combination.

About Clean Earth Acquisitions Corp.

Clean Earth Acquisitions Corp. is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities, focused on identifying and developing a strategic partnership with a business that participates in the global energy transition ecosystem that is facilitating the way that energy is produced, stored, transmitted, distributed, and consumed, all while reducing or mitigating greenhouse gas emissions. For more information visit www.cleanearthacquisitions.com.

About Alternus Energy Group

Alternus is a transatlantic clean energy independent power producer. Headquartered in Ireland, we currently develop, install, own, and operate utility scale solar parks in Europe and the US. Our highly motivated and dynamic team at Alternus have achieved rapid growth in recent years. Building on this, our goal is to reach 3GW of operating projects within five years through continued organic development activities and targeted strategic opportunities. Our vision is to become a leading provider of 24/7 clean energy delivering a sustainable future of renewable power with people and planet in harmony. For more information visit www.alternusenergy.com.

Forward-Looking Statements

Certain statements included in this notice that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are sometimes accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding Alternus’ growth, prospects and the market for solar parks and other renewable power sources. These statements are based on various assumptions, whether or not identified in this notice, and on the current expectations of the respective management teams of Alternus and Clean Earth and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Alternus and Clean Earth.

These forward-looking statements are subject to a number of risks and uncertainties, including: the impact of reduction, modification or elimination of government subsidies and economic incentives (including, but not limited to, with respect to solar parks); the impact of decreases in spot market prices for electricity; dependence on acquisitions for growth in Alternus’ business; inherent risks relating to acquisitions and Alternus’ ability to manage its growth and changing business; risks relating to developing and managing renewable solar projects; risks relating to photovoltaic plant quality and performance; risks relating to planning permissions for solar parks and government regulation; Alternus’ need for significant financial resources (including, but not limited to, for growth in its business); the need for financing in order to maintain future profitability; the lack of any assurance or guarantee that Alternus can raise capital or meet its funding needs; Alternus’ limited operating history; risks relating to operating internationally, include currency risks and legal, compliance and execution risks of operating internationally; the potential inability of the parties to successfully or timely consummate the proposed business combination; the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed business combination; the approval of the stockholders of Clean Earth is not obtained; the risk of failure to realize the anticipated benefits of the proposed business combination; the amount of redemption requests made by Clean Earth’s stockholders exceeds expectations or current market norms; the ability of Alternus or the combined company to obtain equity or other financing in connection with the proposed business combination or in the future; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; the risk that the proposed business combination disrupts current plans and operations as a result of the announcement and consummation of the Transaction; costs related to the proposed business combination; the effects of inflation and changes in interest rates; an economic slowdown, recession or contraction of the global economy; a financial or liquidity crisis; geopolitical factors, including, but not limited to, the Russian invasion of Ukraine; global supply chain concerns; the status of debt and equity markets (including, market volatility and uncertainty); and other risks and uncertainties, including those risks to be included under the heading “Risk Factors” in the Proxy Statement and also those included under the heading “Risk Factors” in Clean Earth’s final prospectus relating to its initial public offering dated February 23, 2022 and other factors identified in Clean Earth’s prior and future filings with the SEC, available at www.sec.gov.

If any of these risks materialize or Clean Earth’s and Alternus’ assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Clean Earth nor Alternus presently know, or that neither Clean Earth nor Alternus currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Clean Earth’s and Alternus’ expectations, plans or forecasts of future events and views as of the date of this notice. Clean Earth and Alternus anticipate that subsequent events and developments will cause Clean Earth’s and Alternus’ assessments to change. However, while Clean Earth and Alternus may elect to update these forward-looking statements at some point in the future, Clean Earth and Alternus specifically disclaim any obligation to do so. Neither Clean Earth nor Alternus anticipate that subsequent events and developments will cause Clean Earth’s and Alternus’ assessments to change. However, while Clean Earth and Alternus may elect to update these forward-looking statements at some point in the future, Clean Earth and Alternus specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Clean Earth’s or Alternus’ assessments of any date subsequent to the date of this notice. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information About the Business Combination and Where to Find It

In connection with the Business Combination, on November 13, 2023, Clean Earth filed a definitive Proxy Statement with the SEC relating to the Business Combination. Clean Earth mailed the Proxy Statement and other relevant documents to its stockholders as of the Record Date for voting on the Business Combination. This communication does not contain all the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of transactions contemplated by the business combination agreement. Clean Earth stockholders and other interested persons are advised to read the Proxy Statement and other documents filed in connection with the Business Combination, as these materials contain important information about Clean Earth, Alternus and the Business Combination. Clean Earth stockholders are able to obtain copies of the Proxy Statement, and other documents filed with the SEC, once available, without charge at the SEC’s website at www.sec.gov, or by directing a request to: Clean Earth Acquisitions Corp., 12600 Hill Country Blvd, Building R, Suite 275, Bee Cave, Texas 78738, Attention: Martha Ross, CFO & COO, telephone: (800) 508-1531. The information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated by reference into, and is not a part of, this communication.

No Offer or Solicitation

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act.

For More Information:

Alternus Energy Group

ir@alternusenergy.com

+1 (913) 815-1557

or

The Blueshirt Group

alternus@blueshirtgroup.com

+1 (323) 240-5796